Exhibit 10.21

CONTINUING GUARANTY

This CONTINUING GUARANTY, dated as of August 6, 2004, is made by VANTAGEPOINT VENTURE PARTNERS IV, L.P., a Delaware limited partnership (“VPVP IV”) and VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P., a Delaware limited partnership (“VPVP Q”) (VPVP IV and VPVP Q are each individually referred to herein as a “Guarantor,” and collectively, the “Guarantors”), in favor of BANK OF AMERICA, N.A., (“Lender”), in light of the following:

R E C I T A L S

WHEREAS, Aviza Technology, Inc., a Delaware corporation (“Borrower”), has entered into that certain Credit Agreement, dated as of even date herewith (as amended and modified, supplemented and restated, from time to time, the “Aviza Credit Agreement”) with Lender;

WHEREAS, each Guarantor, as an Affiliate of Borrower, will derive substantial, direct and indirect benefit from the transactions contemplated by the Aviza Credit Agreement; and

WHEREAS, as a condition to the Lender extending certain financial accommodations to Borrower pursuant to the Aviza Credit Agreement, the Lender has required that the Guarantors guarantee the Guaranteed Obligations (as defined below).

FOR GOOD AND VALUABLE CONSIDERATION, each Guarantor irrevocably and unconditionally undertakes and agrees for the benefit of the Lender as follows:

A G R E E M E N T

1.                                      DEFINITIONS AND CONSTRUCTION.

1.1                               Definitions.  All initially capitalized terms used but not defined in this Guaranty shall have the meanings set forth in the Aviza Credit Agreement.  In addition, the following terms shall have the following meanings:

“Aviza Credit Agreement” has the meaning set forth in the recitals hereto.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Sections 101 et seq.), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

“Borrower” has the meaning set forth in the recitals hereto, and includes all successors-in-interest of such corporation by operation of law or otherwise, including any “Trustee” (as defined in the Bankruptcy Code) or debtor-in-possession, and any successor-in-interest arising out of any merger or reorganization involving such corporation.

“Business Day” means any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California or Charlotte, North Carolina are required or permitted to be closed.

“Capital Call Obligation” means, as to any Guarantor, the obligation of each Partner to pay his, her or its Unpaid Capital Commitment in accordance with the terms and obligations of the Partnership Agreement of such Guarantor.

“Capital Commitment” means, as to any Guarantor, the total amount agreed to be paid to such Guarantor by each Partner of such Guarantor, all as set forth in the Partnership Agreement of such Guarantor.

“Capital Contribution” means, as to any Guarantor, with respect to any Partner of such Guarantor, that portion of such Partner’s Capital Commitment which has already been paid, funded or otherwise satisfied by such Partner as of any date of determination.

“Defaulted Capital Call Obligations” means, as to any Guarantor, any and all Capital Call Obligations of all Defaulting Partners, to the extent that the Capital Commitments of such Defaulting Partners have not otherwise been purchased by or allocated to other Partners of such Guarantor which are not Defaulting Partners pursuant to the terms of the Partnership Agreement of such Guarantor within thirty (30) days after any such Partner becomes a Defaulting Partner.

“Defaulting Partner” means, as to any Guarantor, any Partner who or which (a) is considered a “Defaulting Limited Partner” under the terms of the applicable Partnership Agreement or (b) fails to pay any Capital Call Obligation on or before the fifteenth (15th) Business Day following the date on which the applicable General Partner requires such payment pursuant to a written notice of a capital call to such Partners, unless and until such failure to pay any such Capital Call Obligation is subsequently cured or waived with the consent of, and to the satisfaction of, such General Partner and the Lender.

“Eligible Capital Call Commitments” means, as to any Guarantor, the aggregate Capital Call Obligations of such Guarantor’s Partners (a) that are not subject to any lien, security interest or other encumbrance (except for Permitted Liens as defined in the VP Credit Agreement); (b) that have not been paid (and are not the subject of any capital call which has been made by such Guarantor’s general partner but not yet funded by the Partner and are not otherwise committed by such general partner) or otherwise funded by the Partner or Partners; and (c) that do not include amounts with respect to Defaulted Capital Call Obligations or (without duplication) amounts with respect to any other Capital Call Obligations payable by a Defaulting Partner.

“Guaranteed Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and Obligations owing by Borrower to the Lender, arising under or relating to the Aviza Credit Agreement or any other Loan Document, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, reimbursement, obligations relating to Letters of Credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those debts of Borrower arising under or related to the Aviza Credit Agreement or any other Loan Document acquired by assignment from others, and any participation by the Lender in Borrower’s debts arising under or related to the Aviza Credit Agreement or any other Loan Document), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest (including interest that, but for the filing of a petition under the Bankruptcy Code with respect to Borrower, would have accrued on any such obligations, indebtedness, or liabilities), charges, reasonable expenses, fees, attorneys’ and paralegals’ fees and disbursements (including the reasonable estimate of the allocable cost of in-house counsel and staff), filing fees and any other sums chargeable to Borrower under the Aviza Credit Agreement or under another Loan Document, whether made, incurred, or created before or after any entry of order for relief with respect to Borrower in a case under the Bankruptcy Code and whether recovery is or hereafter becomes barred by any statue of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by the Lender.

“Guarantor” and “Guarantors” have the meaning set forth in the introduction hereto.

“Guaranty” means this Continuing Guaranty, any concurrent or subsequent exhibits or schedules hereto, and any extensions, supplements, amendments, or modifications to or in connection with this Continuing Guaranty, or to any such schedules or exhibits.

“Lender” has the meaning set forth in the introduction hereto.

“Indebtedness” shall mean, as to any individual, corporation, partnership, trust, unincorporated association, business or other legal entity and any government or any governmental agency or political subdivision thereof (collectively, a “Person”) and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication: (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every obligation of such Person under any capitalized lease, (vi) every obligation of such Person under any lease (a “synthetic lease”) treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes, (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (viii) every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights, (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a “derivative contract”), (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

“Partner” means, as to any Guarantor, any Person who or which holds a limited partnership interest in such Guarantor pursuant to the Partnership Agreement of such Guarantor.

“Partnership Agreements” shall mean (a) as to the VPVP Q, the Amended and Restated Limited Partnership Agreement of VantagePoint Venture Partners IV(Q), L.P. dated August 4, 2000 by and among the applicable General Partner and the applicable Partners (as amended by Amendment No. 1 dated June 15, 2002 among the applicable General Partner and the applicable Partners, Amendment No. 2 dated June 15, 2002 among the General Partner and the applicable Partners and Amendment No. 3 dated July 1, 2003 among the General Partner and the applicable Partners) and (b) as to the VPVP LP, the Amended and Restated Limited Partnership Agreement of VantagePoint Venture Partners IV, L.P. dated August 4, 2000 by and among the applicable General Partners and the applicable Partners (as amended by Amendment No. 1 dated June 15, 2002 among the applicable General Partner and the applicable Partners, Amendment No. 2 dated June 15, 2002 among the General Partner and the applicable Partners and Amendment No. 3 dated July 1, 2003 among the General Partner and the applicable Partners).

“Subordination Agreement” means that certain Intercreditor and Subordination Agreement by and between Lender and each Guarantor dated as of even date herewith.

“Total Guarantor Obligations” means, as to any Guarantor, the sum of (a) the Guaranteed Obligations, plus (b) the sum of (i) outstanding Revolving Credit Loans (as such term is defined in the VP Credit Agreement) plus the Maximum Drawing Amount (as such term is defined in the VP Credit Agreement) of all issued and outstanding Letters of Credit (as such term is defined in the VP Credit Agreement) plus all Unpaid Reimbursement Obligations (as such term is defined in the VP Credit Agreement), plus (ii) the aggregate amount of all Indebtedness of the Guarantors consisting of the guarantees by the Guarantors of the Indebtedness of any Portfolio Companies (as such term is defined under each Guarantor’s Partnership Agreement), provided, however, to the extent the VP Credit Agreement has been terminated, then (b)(i) hereof shall be the aggregate amount of any obligations, whether contingent or otherwise, of such Guarantor for borrowed money as of such date of determination.

“Unpaid Capital Commitment” means, as to any Guarantor, with respect to any Partner of such Guarantor, such Partner’s Capital Commitment less such Partner’s Capital Contribution.

“VP Credit Agreement” means that certain Revolving Credit Agreement dated as of December 28, 2000 by and among the Guarantors, Fleet National Bank and certain other lending institutions party thereto and Fleet National Bank as agent for such lenders, as the same may be amended, restated, supplemented and/or modified from time to time.

1.2                               Construction.  Unless the context of this Guaranty clearly requires otherwise: (a) references to the plural include the singular and references to the singular include the plural; (b) references to any gender include the other gender; (c) the terms “include” and “including” are not limiting; and (d) the term “or” has the inclusive meaning represented by the phrase “and/or.” The terms “hereof,” “herein,” “hereby,” and “hereunder,” and other similar terms in this Guaranty, refer to this Guaranty as a whole and not to any particular provision of this Guaranty.  References in this Guaranty to any “determination,” or any matter being “determined,” by the Lender include good faith estimates (in the case of quantitative determinations), and good faith beliefs (in the case of qualitative determinations) by the Lender and mean that any such determination so made shall be conclusive absent manifest error.  Unless otherwise specified, section and subsection references are to this Guaranty.  Any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof.  Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

2.                                      GUARANTY BY GUARANTORS.

2.1                               Promise to Pay.  Each Guarantor unconditionally and irrevocably guarantees to the Lender the payment of the Guaranteed Obligations when and as the same shall become due and payable (whether at stipulated date of maturity or any accelerated or earlier date).  It is the Guarantors’ intent that this Guaranty is a guaranty of payment and not a guaranty of collection.  If Borrower fails to pay any Guaranteed Obligation on or before the date when due (whether at the stipulated date of maturity or any accelerated or earlier date), Guarantors shall unconditionally and immediately make such payment upon written demand therefor by the Lender.

2.2                               Cumulative Obligations.  The obligations of each Guarantor hereunder are in addition to any other obligations of such Guarantor under any other guaranties of the

Guaranteed Obligations or other obligations of Borrower or any other Person at any time given to Lender.  This Guaranty shall not affect or invalidate any such other guaranties.

2.3                               Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in full force and effect notwithstanding the fact that, at any particular time, no Guaranteed Obligations may be outstanding.  This Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part.

2.4                               Joint and Several Obligation; Independent Obligation.  Each Guarantor is directly, jointly and severally with each other and with all other guarantors of the Guaranteed Obligations or any portion thereof, liable to the Lender.  The obligations of each Guarantor hereunder are direct and primary and are independent of the obligations of Borrower or any other such Guarantor, and a separate action may be brought against each Guarantor irrespective of whether an action is brought against Borrower or any other such other Guarantor or whether Borrower or any such other Guarantor is joined in such action.  Each Guarantor’s liability hereunder shall not be contingent upon the exercise or enforcement by Lender of any remedies it may have against Borrower or any other Guarantor or the enforcement of any Lien or realization upon any security the Lender may at any time possess.  Any release which may be given by the Lender to Borrower or any other guarantor shall not release any Guarantor.  Each Guarantor acknowledges that the Lender shall have the right to seek recourse against each Guarantor to the fullest extent provided for herein and no election by the Lender to proceed in one form of action or proceeding, or against any party or on any obligation, shall constitute a waiver of the Lender’s right to proceed in any other form of action or proceeding or against other parties unless the [                   ] has expressly waived such right in writing.

2.5                               Limitation of Guaranty.  Notwithstanding any other term or provision of this Guaranty to the contrary, VPVP IV’s and VPVP Q’s aggregate liability hereunder shall be limited to an amount equal to (a) the outstanding principal amount under Revolver A, not to exceed $20,000,000, (b) all interest, banking charges, commissions, costs and reasonable expenses chargeable to the Borrower under Revolver A (other than costs and expenses, including attorneys fees, incurred in connection with the enforcement against the Borrower of the Aviza Credit Agreement, unless the Lender is required to incur such costs and/or expenses prior to being able to demand payment hereunder), and (c) all interest and other costs and reasonable expenses payable by the Guarantors pursuant to Section 7.7 (other than costs and expenses, including attorneys fees, incurred in connection with the enforcement against the Borrower of the Aviza Credit Agreement, unless the Lender is required to incur such costs and/or expenses prior to being able to demand payment hereunder).  Each payment made by any Guarantor hereunder which is applied against the obligations referred to in clause (a) above shall reduce VPVP IV’s and VPVP Q’s aggregate liability by such amount.  The Lender’s dealings with the Borrower need not be limited to any particular sum notwithstanding any limitation herein upon the liability of each Guarantor.

3.                                      PAYMENTS.

3.1                               Nature and Application of Payments.  Each Guarantor shall make all payments hereunder in immediately available lawful money of the United States, without deduction or withholding (whether for taxes (whether income, excise, or otherwise) or offset).  Without regard to the form in which received, the Lender may apply any payment with respect to the Guaranteed Obligations or any other amounts due hereunder in such order as is provided for in Section 3.8 of the Aviza Credit Agreement, irrespective of any contrary instructions received from any other Person.

3.2                               Revival.  In the event that, for any reason, all or any portion of any payment to the Lender is set aside or restored, including, but not limited to, payments subject to a right of any Person whomsoever, including Borrower, Borrower as debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Borrower’s assets to invalidate or set aside such payments, to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential, whether voluntarily or involuntarily, and repaid by the Lender for any reason after being made by any Guarantor, the amount so set aside shall be revived as a Guaranteed Obligation and the Guarantors shall be liable for the full amount the Lender is required to repay plus all costs and expenses (including attorneys’ fees, costs, and expenses) incurred by them in connection therewith.

4.                                      REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

Each Guarantor represents and warrants as follows:

4.1                               Corporate Existence and Power.  Each Guarantor: (a) is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware; and (b) has the power and authority and all governmental licenses, authorizations, consents, and approvals to execute, deliver, and perform such Guarantor’s obligations under this Guaranty.

4.2                               Authorization; No Contravention; No Default.  The execution, delivery, and performance by each Guarantor of this Guaranty has been duly authorized by all necessary partnership action by such Guarantor, and do not and will not: (a) contravene the terms of any Guarantor’s organization documents; (b) conflict with or result in any breach or contravention of any material contractual obligation to which any Guarantor is a party or any order, injunction, writ, or decree of any governmental authority to which any Guarantor or Guarantor’s properties are subject; or (c) violate any law, rule, or regulation of any governmental authority.

4.3                               Binding Effect.  This Guaranty constitutes the legal, valid, and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.4                               Litigation. As of the date hereof, there are no actions, suits, proceedings, claims, or disputes pending, or, to the best knowledge of each Guarantor, threatened or contemplated in writing, at law, in equity, in arbitration, or before any governmental authority, against any Guarantor or any of the Guarantors’ properties which purport to affect or pertain to this Guaranty and any of the other Loan Documents, or any of the transactions contemplated hereby or thereby.

4.5                               No Action Required.  No consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing, or declaration with any governmental authority or any other Person, is or will be required for: (a) the execution, delivery, or performance by each Guarantor of this Guaranty; or (b) the exercise by the Lender of any of its rights and remedies provided for herein or therein, in each case other than those which have been duly obtained, made, or complied with, except where the failure to do so would not reasonably be expected to have a Material Advance Effect.

4.6                               Reliance by Guarantors; Financial Condition of Borrower.  This Guaranty is not made by any Guarantor in reliance on any representation or warranty, express or implied, by the Lender concerning the financial condition of Borrower, the nature, value, or extent of any security for the Guaranteed Obligations, or any other matter.  Each Guarantor is presently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor has read and reviewed each of the Loan Documents and understands the terms and conditions thereof.

4.7                               Accuracy and Completeness of Supplied Information; Full Disclosure.  All information herein is, and all written information hereafter supplied to the Lender by or on behalf of each Guarantor in connection herewith will be, when taken as a whole with all other written information furnished to the Lender by or on behalf of any Guarantor, the Borrower, and any other obligors, if any, on any part of the Guaranteed Obligations, accurate and complete in all material respects.  None of the representations or warranties made by any Guarantor herein as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Guarantor in writing in connection with any of the Loan Documents, when taken as a whole with all other written information furnished to the Lender by or on behalf of any Guarantor, the Borrower, and any other obligors, if any, on any part of the Guaranteed Obligations, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made herein or therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

4.8                               Adequate Consideration.  The consideration given or provided, or to be given or provided, by the Lender in connection with this Guaranty is adequate and satisfactory in all respects, and represents reasonably equivalent value, to support this Guaranty and each Guarantor’s obligations hereunder.

5.                                      ACKNOWLEDGMENTS AND AGREEMENTS OF GUARANTORS.

5.1                               Modifications to Credit Documents and Guaranteed Obligations.  Each Guarantor acknowledges and agrees that, without notice to Guarantors and without affecting or impairing the obligations of each Guarantor hereunder, in accordance with the terms of the Aviza Credit Agreement, may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Loan Documents or otherwise with respect to the Guaranteed Obligations or may grant other indulgences to Borrower in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Documents or otherwise with respect to the Guaranteed Obligations, or may, by action or inaction, release or substitute any guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations, or any portion thereof.

5.2                               The Lender as Guarantors’ Attorney-in-Fact.  Each Guarantor irrevocably appoints the Lender as such Guarantor’s attorney-in-fact, with full authority in the place and stead and name of such Guarantor, from time to time at the Lender’s discretion but only following the occurrence and during the continuation of a default of any provision hereunder, to take any action and to execute any instrument which the Lender may, in accordance with the provisions of this Guaranty, require as necessary or advisable to accomplish the purposes of this Guaranty.

5.3                               Subordination. Each Guarantor agrees that following the occurrence and during the continuation of an Event of Default, any and all present and future indebtedness of Borrower owing to any Guarantor shall be postponed in favor of and subordinated to the payment in full, in cash, of the Guaranteed Obligations.  In this regard, following the occurrence and during the continuation of an Event of Default, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been paid in full, and any payment received by any Guarantor in respect of such indebtedness shall be held by such Guarantor as trustee for the Lender, and promptly paid over to the Lender on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.  Upon request by the Lender, any notes or other instruments now or hereafter evidencing such indebtedness of Borrower to any Guarantor, and any security therefor, shall be marked with a legend that the same are subject to this Guaranty or shall be delivered to the Lender for safekeeping.

6.                                      CERTAIN WAIVERS BY GUARANTORS.

EACH GUARANTOR MAKES THE FOLLOWING WAIVERS WITH FULL KNOWLEDGE AND UNDERSTANDING THAT WERE SUCH WAIVERS NOT MADE, GUARANTORS MIGHT BE ABLE TO AVOID OR LIMIT GUARANTORS’ LIABILITY HEREUNDER EITHER IN WHOLE OR IN PART.

6.1                               Notices.  Each Guarantor absolutely, unconditionally, knowingly, and expressly waives: (a) notice of the acceptance by the Lender of this Guaranty; (b) notice of any loans or other financial accommodations consisting of Guaranteed Obligations; (c) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry, at any reasonable time of the Lender to ascertain the amount of the Guaranteed Obligations owing to the Lender; (d) notice of any adverse change in the financial condition of Borrower, of any change in value, or the release, of any Collateral, or of any other fact that might increase any Guarantor’s risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instrument; (f) notice of any default; and (g) all other notices (except if such notice is to be given to any Guarantor under the express terms of this Guaranty or any of the other Loan Documents to which such Guarantor is a party, or the Aviza Credit Agreement) and demands to which any Guarantor might otherwise be entitled.

6.2                               Termination; Reinstatement.  This Guaranty shall remain in full force and effect until the Lender is given written notice of any Guarantor’s intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Guaranteed Obligations.  No such notice shall be effective unless received and acknowledged by an officer of the Lender at the address of the Lender for notices set forth in Section 7.8.  No such notice shall affect any rights of the Lender hereunder, including without limitation the rights set forth in Section 5 and Section 6, with respect to any Guaranteed Obligations incurred or accrued prior to the receipt of such notice or any Guaranteed Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt, and all checks, drafts, notes, instruments (negotiable or otherwise) and writings made by or for the account of the Borrower and drawn on the Lender or any of its agents purporting to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by the Lender after that date, shall form part of the Guaranteed Obligations.  This Guaranty shall continue to be effective or be reinstated if any payments made or value received by Lender with respect to any Guaranteed Obligation is rescinded as set forth in Section 3.2.

6.3                               Defenses of Borrower.  Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and paid) of Borrower or by reason of the cessation from any cause whatsoever (including any act or failure to act by Borrower or the Lender) of the liability of Borrower in respect thereof, including any such defense or cessation of liability arising from or as a result of: (a) any lack of power or authority of Borrower or any person acting or purporting to act on Borrower’s behalf; or (b) any claim of fraudulent transfer or preference.

6.4                               Suretyship and Certain Other Rights and Defenses of Guarantors.  Each Guarantor absolutely, unconditionally, knowingly, and expressly waives:

(a)                                  any right to assert against the Lender any defense (legal or equitable), set-off, counterclaim, or claim which any Guarantor may now or at any time hereafter have against Borrower or any other Person liable to the Lender;

(b)                                 any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any of the Guaranteed Obligations or any security therefor, or from any failure of the Lender to act in a commercially reasonable manner;

(c)                                  any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by the Lender (including a nonjudicial foreclosure sale of any real property collateral which destroys, diminishes, or otherwise adversely affects any Guarantor’s rights of subrogation, reimbursement, indemnity, or contribution or other rights against Borrower or any other Person), including any defense based upon an election of remedies by the Lender under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code

of Civil Procedure or any similar law of California or any other jurisdiction; or (ii) any election by the Lender under Bankruptcy Code Section 1111(b) to limit the amount of or collateral securing its claim against Borrower.  Pursuant to California Civil Code Section 2856(b):

“Each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

“Each Guarantor waives all rights and defenses that such Guarantor may have because Borrower’s Obligations are secured by real property.  This means, among other things:

“(1)                            Lender may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.

“(2)                            If Lender forecloses on any real property collateral pledged by Borrower:

“(A)                        The amount of the Guaranteed Obligation may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

“(B)                          Lender may collect from any Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from Borrower.

“This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because Borrower’s Obligations are secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 590d, or 726 of the California Code of Civil Procedure.”

In making these waivers, each Guarantor specifically acknowledges that it understands and is aware that, under Sections 580b and 580d of the California Code of Civil Procedure, if the Lender conducted a nonjudicial foreclosure sale of real property collateral, absent these waivers: (A) the Lender would lose the right to pursue the pay such deficiency following such sale, such Guarantor would be precluded from pursuing the Borrower for reimbursement; and (C) as a result, the Lender might be prevented from pursuing such Guarantor for such deficiency following such sale;

(d)                                 the benefit of any statue of limitations affecting any Guarantor’s liability hereunder (or the enforcement thereof) and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to any Guarantor’s liability hereunder;

(e)                                  any defense based on any alteration, impairment, or release of the Guaranteed Obligations or any security therefor, irrespective of whether resulting from any act or failure to act by the Lender;

(f)                                    any right to require the Lender: (i) to institute suit or otherwise proceed against Borrower or any other Person; or (ii) to exhaust any rights and remedies which the Lender may have against Borrower or any other Person; and

(g)                                 any other defense (other than indefeasible payment in full) available to Borrower or any Guarantor under applicable law.

6.5                               Marshaling. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any rights it has to require the Lender to marshal, foreclose upon, sell, or otherwise realize upon or collect or apply any particular part of any other assets securing any of the Guaranteed Obligations (including any rights arising by virtue of Sections 2899 and 3433 of the California Civil Code).

6.6                               Claims Against Borrower And Others.  To the extent of any claim of preference liability with respect to any Collateral upon which the Lender acquires a Lien within a year preceding the filing of a petition in bankruptcy under the Bankruptcy Code with respect to Borrower, except as otherwise set forth in the Subordination Agreement, each Guarantor absolutely, unconditionally, knowingly, and expressly waives; and in all other cases, until such time as the Guaranteed Obligations have been fully, finally, and indefeasibly paid in full, in cash, each Guarantor postpones: (a) any right of subrogation, indemnity, or contribution such Guarantor has or may have as against Borrower or any other Person with respect to any of the Guaranteed Obligations; (b) any right to proceed against Borrower or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent) with respect to any of the Guaranteed Obligations; and (c) any right to proceed or to seek recourse against or with respect to any assets of Borrower or any other Person with respect to any of the Guaranteed Obligations.  Each Guarantor specifically acknowledges and agrees that, in light of the waivers contained in this subsection, such Guarantor shall not be a “creditor” (as that term is defined in the Bankruptcy Code or otherwise) of Borrower or any other Person (whether for purposes of application of Sections 547 or 550 of the Bankruptcy Code or otherwise) with respect to any of the Guaranteed Obligations.

6.7                               Certain Additional Statutory Rights.  Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each Guarantor absolutely, unconditionally, knowingly, and expressly waives any and all benefits or defenses, if any, arising directly or indirectly under any one or more of Sections 2792, 2793, 2799, 2806, 2808, 2809, 2810, 2819, 2820, 2821, 2822, 2825, 2838, 2839, 2845, 2848, 2849, 2850 and 2855 of the California Civil Code, Sections 580a, 580b, 580c, 580d, and 726 of the California Code of Civil Procedure, and Sections 3116, 3118, 3119, 3419, and 3605 of the California Uniform Commercial Code.  Notwithstanding anything contained herein, such waivers by Guarantors with respect to Sections 2847, 2848, and 2849 of the California Civil Code shall only be effective until all obligations of Lender to extend credit to Borrower have terminated and until all of the Obligations under the Aviza Credit Agreement have been fully, finally and indefeasibly paid.

7.                                      GENERAL PROVISIONS.

7.1                               Cumulative Remedies.  The enumeration herein of the Lender ‘ rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the Loan Documents, the California Uniform Commercial Code or other applicable law.  The Lender shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised by the Lender and in which order.  The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

7.2                               No Implied Waivers.  No failure by the Lender to exercise any right, remedy, or option under this Guaranty or any Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof.  No waiver by the Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by the Lender on any occasion shall affect or diminish the Lender’s rights thereafter to require strict performance by any Guarantor of any provision of this Guaranty.  The Lender may proceed directly to collect the Guaranteed Obligations without any prior recourse to any Collateral therefor.  The Lender’s rights under this Guaranty will be cumulative and not exclusive of any other right or remedy which the Lender may have.

7.3                               Severability. The illegality or unenforceability of any provision of this Guaranty or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement required hereunder.

7.4                               Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)                                  THIS GUARANTY SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO AND THERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT

OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO.  NOTWITHSTANDING THE FOREGOING: (1) THE LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR OR IT’S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE GUARANTEED OBLIGATIONS AND (2) EACH GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c)                                  EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH GUARANTOR AT ITS ADDRESS SET FORTH IN SECTION 7.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID.  NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

(d)                                 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG ANY GUARANTOR AND THE LENDER, ARISING OUT OF OR RELATING TO THIS GUARANTY INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF EITHER PARTY BE DETERMINED BY BINDING ARBITRATION.  The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this GUARANTY, and under the Commercial Rules of the American Arbitration Association (“AAA”).  The arbitrator(s) shall give effect to statutes of limitation in determining any claim.  Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s).  Judgment upon the arbitration award may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)                                  Notwithstanding the provisions of (d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation which is secured by real property collateral (exclusive of real estate space lease assignments).  If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 7.4(f).

(f)                                    At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Section 7.4(d) and (e) shall be determined by judicial reference.  If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings.  The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge.  Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

(g)                                 No provision of Sections (d) through (g) shall limit the right of the Lender to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding.  The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.  At the Lender’s option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

7.5                               WAIVER OF JURY TRIAL.  SUBJECT TO THE PROVISIONS OF SECTION 7.4(d), EACH GUARANTOR IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY LENDER-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH GUARANTOR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH GUARANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

7.6                               Survival of Representations and Warranties.  All of each Guarantor’s representations, and warranties contained in this Guaranty shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Lender or any of their agents.

7.7                               Fees and Expenses.  The Guarantors shall pay to the Lender on demand all reasonable costs and expenses (without duplication of costs and expenses paid by Borrower or other obligor of the Guaranteed Obligations) that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Guaranty and the other Loan Documents to which any Guarantor is a party, including, without limitation: (a) Lender’s attorneys’ and paralegals’ fees and disbursements (including the reasonable estimate of the allocable cost of in-house counsel and staff); (b) costs and expense

(including Lender’s attorneys’ and paralegals’ fees and disbursements (including the reasonable estimate of the allocable cost of in-house counsel and staff)) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Guaranty and the transactions contemplated thereby; and (c) costs and expenses (including Lender’s attorneys’ and paralegals’ fees and disbursements (including the reasonable estimate of the allocable cost of in-house counsel and staff)) paid or incurred to obtain payment of the Guaranteed Obligations and otherwise enforce the provisions of this Guaranty, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including without limitation, preparations for the consultations concerning any such matters).  The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Guarantors.

7.8                               Notices. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing (including facsimile communication), shall be delivered personally against receipt, transmitted by facsimile, sent by recognized overnight courier service, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

If to the Lender:	BANK OF AMERICA, N.A.
55 South Lake Avenue, Suite 900
Pasadena, California 91101
	Attention:	Business Capital
Account Executive
	Facsimile:	626.397.1273

If to a Guarantor:	VANTAGEPOINT VENTURE PARTNERS IV, L.P.
VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P.
444 Madison Avenue, 39th Floor
New York, NY 10022
	Attention:	Richard C. Davis
	Facsimile:	212-750-8223

With a copy to:	VANTAGEPOINT VENTURE PARTNERS IV, L.P.
VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P.
1001 Bayhill Drive, Suite 300
San Bruno, CA 94066
	Attention:	Legal Department
	Facsimile:	650-869-6078

or to such other address as each party may designate for itself by like notice.  Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by facsimile or overnight courier, or three (3) days after being deposited in the United States mails, postage paid, if sent by registered or certified mail.

7.9                               Waiver of Notices.  No notice to or demand on any Guarantor which the Lender may elect to give shall entitle any Guarantor to any or further notice or demand in the same, similar or other circumstances.

7.10                        Binding Effect; Assignment.  This Guaranty shall be binding upon each Guarantor’s successors and assigns and shall inure to the benefit of the successors and assigns of the Lender; provided, however, no Guarantor shall assign this Guaranty or delegate any of its duties hereunder without the Lender’s prior written consent.  Any assignment without the consent of the Lender shall be absolutely void.  In the event of any assignment or other transfer of rights by the Lender, the rights and benefits herein conferred upon the assignor/transferor shall automatically extend to and be vested in such assignee or other transferee.

7.11                        Ambiguities. To the extent permitted by applicable law, neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Guarantor or the Lender, whether under any rule of construction or otherwise.  On the contrary, this Guaranty has been reviewed by each of Guarantors, the Lender and their respective counsel.  To the extent permitted by applicable law, in case of any ambiguity or uncertainty, this Guaranty shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

7.12                        Modification. This Guaranty is intended by each Guarantor and the Lender to be the final, complete, and exclusive expression of the agreement between them.  This Guaranty supersedes any and all prior oral or written agreements relating to the subject matter hereof.  No modification, rescission, waiver, release or amendment of any provision of this Guaranty shall be made, except by a written agreement signed by each Guarantor and a duly authorized officer of the Lender.

7.13                        Captions. The captions contained in this Guaranty are for convenience only, are without substantive meaning and should not be construed to modify, enlarge or restrict any provision.

7.14                        Covenants. Each Guarantor agrees that at all times the ratio of (a) Eligible Capital Call Commitments of such Guarantor to (b) Total Guarantor Obligations of such Guarantor shall not be less than 1.50:1.00.  Not later than forty-five (45) days after the end of each fiscal quarter, each Guarantor shall provide to the Lender evidence demonstrating compliance with this covenant contained in this Section 7.14.  To the extent that the ratio of (a) Eligible Capital Call Commitments of a Guarantor to (b) Total Guarantor Obligations for such Guarantor is less than 1.50:1.00, upon demand by the Lender, such Guarantor shall deposit with the Lender cash collateral in an amount sufficient so that when added to the Eligible Capital Call Commitment portion of such ratio, such Guarantor complies with the covenant set forth in this Section 7.14.  In addition, each Guarantor agrees that so long as any Guaranteed Obligation is outstanding, such Guarantor will not (1) create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than Indebtedness permitted by Section 9.1 of the VP Credit Agreement; (2) create or incur or suffer to be created or incurred or permit to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any Capital Call Obligation or such Guarantor’s rights to receive such payments (except for Permitted Liens as defined in the VP Credit Agreement), or (3) or enter into any agreement prohibiting the creation or assumption of any lien upon its properties, revenues or assets, whether now owned or hereafter acquired, unless otherwise permitted by the VP Credit Agreement.

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IN WITNESS WHEREOF, Each Guarantor has caused this Guaranty to be duly executed by such Guarantor’s duly authorized officers as of the date first written above.

Guarantors:

VANTAGEPOINT VENTURE
PARTNERS IV, L.P.,
a Delaware limited partnership

By:		VantagePoint Venture Associates IV, L.L.C.,
a Delaware limited liability company
its General Partner

	By	/s/ Alan E. Salzman
	Name:	Alan E. Salzman
	Title:	Managing Member

VANTAGEPOINT VENTURE
PARTNERS IV (Q), L.P.,
a Delaware limited partnership

By:	VantagePoint Venture Associates IV, L.L.C.,
a Delaware limited liability company
its General Partner

	By	/s/ Alan E. Salzman
	Name:	Alan E. Salzman
	Title:	Managing Member

NOTICE: THIS GUARANTY CONTAINS WAIVERS OF VARIOUS RIGHTS, BENEFITS, AND DEFENSES WHICH THE PARTY EXECUTING THIS GUARANTY POSSESSES.  THESE RIGHTS, BENEFITS, AND DEFENSES, IF NOT SO WAIVED, MIGHT OTHERWISE ALLOW THE PARTY EXECUTING THIS GUARANTY TO AVOID OR LIMIT SUCH PARTY’S LIABILITY UNDER THIS GUARANTY EITHER IN WHOLE OR IN PART.  THIS GUARANTY ALSO CONTAINS A WAIVER BY THE PARTY EXECUTING THIS GUARANTY OF SUCH PARTY’S RIGHT TO TRIAL BY JURY.

Continuing Guaranty

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